EXHIBIT 10.67

PORTIONS OF THIS EXHIBIT 10.67 MARKED BY AN *** HAVE BEEN OMITTED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT

January 31, 2006

WF Overseas Fashion C.V. (‘‘W’’)
CK Jeanswear Europe, S.p.A. (‘‘CKJE’’)

Re:	Calvin Klein, Inc. (‘‘CKI’’) and CK Jeanswear Europe, S.p.A. (‘‘CKJE’’) Jeans License Agreement (May 95, Amended and Restated d. as of 1 January 1997 (‘‘CK Jeans Europe License’’)

CKI and W Heads of Agreement d. 29 September 2005 (‘‘Heads of Agreement’’)

Ladies and Gentlemen:

Pursuant to the Heads of Agreement, the parties contemplated that W would acquire the CALVIN KLEIN businesses (and/or the rights to assets thereto) in whatever structure, form and format as such transaction occurs) of Fingen S.p.A., Fingen Apparel, N.V. (and, as applicable, their parents, subsidiaries and affiliates responsible for the operation of the CALVIN KLEIN businesses) (the ‘‘Transaction’’).

As contemplated in the Heads of Agreement, effective upon the conclusion of the Transaction (the ‘‘Effective Date’’), it is agreed by CKI and W that the captioned license shall be and is hereby amended (to be 17 January 2006, or such later date as mutually agreed between the parties to the Transaction, but not later than 31 December 2006) to (i) extend the ‘‘term’’, and (ii) provide for ‘‘shortfall’’ payments as to royalties and advertising commitment payments in the event that there is a failure to meet minimum net sales levels or ‘‘thresholds,’’ all as follows:

1. § 2.1 shall be amended as follows:

‘‘2.1 Subject to the terms and conditions of § 2.2, the term of this Agreement will be fifty (50) years and eight (8) months commencing as of 1 May 1995 and ending forty (40) years after the closing of the Transaction on 31 December of the applicable year, but not later than 31 December 2046 unless sooner terminated in accordance with the provisions hereof. The twelve (12) month period commencing 1 January 2006 and each twelve (12) month period commencing 1 January 2006 and each twelve (12) month period commencing on each of 1 January thereafter during the term of this Agreement, shall each constitute and hereinafter shall be referred to as an ‘‘Annual Period.‘‘

2. § 2.2 shall be amended as follows:

‘‘2.2 The ’’Minimum Net Sales Threshold’’ for ***, shall be respectively, the product of:

(i)    the greater of

(x)	the Minimum Net Sales Threshold for the *** and

(y)	***

(ii)    a fraction, the numerator of which is ***

In the event that Licensee *** under § 18.1 or of the ‘‘best efforts’’ requirements of § 1.5 for such Annual Period and *** as contemplated under §18.1 or related to §1.5 ***

provided however, that Licensor has and will ***

3. For Annual Periods commencing 1 January 2006, § 9.1 shall read as follows:

‘‘9.1 In consideration of the license granted and the services to be performed by Licensor hereunder, Licensee will pay to Licensor a Minimum Guaranteed Fee1 for each Annual Period as follows:

***

[1] ***

CONFIDENTIAL TREATMENT

The Minimum Guaranteed Fee for the 16th through the 20th Annual Periods will be the ***

The Minimum Guaranteed Fees for each of the 21st through the 25th Annual Periods will be the ***

The Minimum Guaranteed Fee for the 26th through the 30th Annual Periods will be the ***

The Minimum Guaranteed Fee for the 31st through the 35th Annual Periods will be the ***

The Minimum Guaranteed Fee for the 36th through the 40th Annual Periods will be the ***

The Minimum Guaranteed Fee for the 41st through the 45th Annual Periods will be the ***

The Minimum Guaranteed Fee for the 46th through the 50th Annual Periods will be the ***

4. The second sentence of § 23 (b) shall be amended to add the following at the end:

‘‘In the event of any CKI-permitted change-of-control Transfer from the original shareholders, the provisions hereof shall apply to any ‘successor in interest’ permitted Transferee (except that Notice shall apply to any transfer of more than 35% of the Transferee). Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon the parties and permitted successors and assigns.’’

5.	Effective for the 2006 Annual Period et seq., ***

6.	Except as set forth herein, the CK Jeans Europe License shall remain in full force and effect, including that the ‘‘Design Credit’’ and the ‘‘Advertising Credit’’ shall remain in effect as provided in the CK Jeans Europe License. Notwithstanding anything to the contrary in the CK Jeans Europe License or any amendment thereto, including the Amendment dated 29 April 2002, the Design Credit shall be available to reduce, and may be applied to, the amount of Percentage Fees and Minimum Guaranteed Fees, as applicable. For the avoidance of doubt, the parties acknowledge that no further ‘‘Override’’ payments are due and owing. Any defined terms used herein not specifically defined herein shall have the meanings ascribed to them in the CK Jeans Europe License.

7.	To the extent that there is any discrepancy between this Letter Agreement and the CK Jeans Europe License, this Letter Agreement shall govern and control.

8.	This Letter Agreement and the CK Jeans Europe License shall be considered as having been entered into in the State of New York and shall be construed and interpreted in accordance with the laws of that state applicable to agreements made and to be performed therein.

9.	Following the closing of the Transaction, this Letter Agreement and the CK Jeans Europe License may be assigned within the Warnaco family of companies, in accordance with the terms as agreed by CKI and set forth in writing, simultaneously herewith.

Warnaco U.S., Inc., a Delaware corporation, is the general partner of WF Overseas Fashion C.V., a limited partnership (‘‘commanditaire vennootschap’’) organized and existing under the laws of the Netherlands, and, solely in such capacity, is executing this Letter Agreement on behalf and for the exclusive risk and benefit of WF Overseas Fashion C.V.

CONFIDENTIAL TREATMENT

The parties have executed this Letter Agreement effective upon the conclusion of the Transaction this 31st day of January 2006.

Calvin Klein, Inc.
By: /s/ Tom Murry
Name:	Tom Murry
Title:	President and COO
WF Overseas Fashion C.V.
By: Warnaco U.S., Inc., its general partner
By: /s/ Stanley P. Silverstein
Name:	Stanley P. Silverstein
Title:	President and Secretary
CK Jeanswear Europe S.p.A.
By: /s/ Lawrence R. Rutkowski
Name:	Lawrence R. Rutkowski
Title:	Vice President and Treasurer